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                        VOLOVELSKY, DINSTEIN, SNEH & CO.
                                ATTORNEYS-AT-LAW
                            Founded by Rony Ravillan

                     Date:  November 13, 2000
                     Our Ref:

Precise Software Solutions Ltd.
1 Hashikma Street,
P.O. Box 88 Savyon, 56518
Israel
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              RE:  REGISTRATION STATEMENT ON FORM F-1
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Ladies and Gentlemen:

     This opinion relates to an aggregate of 5,002,500 Ordinary Shares, par value NIS 0.03 per share ("Ordinary Shares"), of Precise Software Solutions Ltd. (the "Company"), which are the subject matter of a Registration Statement on Form F-1 as filed with the Securities and Exchange Commission (the "Commission") on October 30, 2000 (File number 333-48878), as amended (the "Registration Statement").

The 5,002,500 Ordinary Shares covered by the Registration Statement consist of 2,594,085 Ordinary Shares being sold by the Company, 1,755,915 Ordinary Shares being sold for the account of selling shareholders (the "Selling Shareholders") and 347,500 Ordinary Shares subject to an over-allotment option granted by the Company to the underwriters named in the prospectus and 305,000 Ordinary Shares subject to an over-allotment option granted by the Selling Shareholders to the underwriters named in the prospectus (the "Prospectus"), incorporated in the Registration Statement.

Based upon such investigation as we have deemed necessary, we are of the opinion that when the 2,941,585 Ordinary Shares to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such Ordinary Shares will have been validly issued and will be fully paid and nonassessable. Further, we are of the opinion that the 2,060,915 Ordinary Shares to be sold by the Selling Shareholders pursuant to the Prospectus are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."




                                              Very truly yours,

                                             /s/  Eddo Dinstein

                                       Volovelsky, Dinstein, Sneh & Co.